UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 17, 2013

Nexstar Broadcasting Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50478	23-3083125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5215 N. O’Connor Boulevard

Suite 1400

Irving, Texas 75039

(Address of Principal Executive Offices, including Zip Code)

(972) 373-8800

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Proposed Notes Offering

On September 17, 2013, Nexstar Broadcasting Group, Inc. (the “Company”) issued a press release announcing that its wholly owned indirect subsidiary, Nexstar Broadcasting, Inc. (“Nexstar Broadcasting”) intends to offer, subject to market and other customary conditions, up to $275 million in aggregate principal amount of its 6.875% senior notes due 2020 (the “notes”) in a private offering. The notes will have the same terms as, and are expected to be treated as a single class with, Nexstar Broadcasting’s $250.0 million in aggregate principal amount of 6.875% senior notes due 2020 issued on November 9, 2012. The notes will be senior unsecured obligations of Nexstar Broadcasting and will be guaranteed by the Company and Mission Broadcasting, Inc.

Nexstar Broadcasting intends to use the net proceeds from the proposed offering, together with the proceeds from a proposed incremental amendment to its and Mission’s existing senior secured credit facilities and cash on hand, to repurchase any and all of its and Mission’s outstanding 8.875% Senior Secured Second Lien Notes due 2017 (the “2017 Notes”), to fund its and Mission’s proposed acquisition of five television stations in four markets from Citadel Communications, L.P. and Stainless Broadcasting, L.P., to pay related fees and expenses and for general corporate purposes.

Consummation of the tender offer and related consent solicitation is contingent upon, among other things, Nexstar Broadcasting obtaining the proceeds from the proposed notes offering on terms satisfactory to Nexstar Broadcasting. The tender offer and consent solicitation will be made subject to the terms and conditions set forth in the Offer to Purchase and Consent Solicitation Statement and a related Letter of Instructions, which more fully sets forth the terms and conditions of the tender offer and consent solicitation. In conjunction with the tender offer, Nexstar Broadcasting and Mission are also soliciting consents to the adoption of certain proposed amendments to the indenture governing the 2017 Notes to, among other things, eliminate substantially all of the restrictive covenants, certain events of default and other related provisions, and release the collateral currently securing the 2017 Notes.

In connection with the notes offering, Nexstar Broadcasting and Mission intend to enter into a new Term Loan B (the “New Term Loan B”) of up to $150 million that will mature in 2020 and be issued pursuant to an amendment to their existing senior secured credit facilities. The New Term Loan B will be allocated as $125.0 million to Mission and $25.0 million to Nexstar Broadcasting.

The notes and related guarantees are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) or, outside the United States, to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the notes and related guarantees. Any offers of the notes and related guarantees will be made only by means of a private offering memorandum. The notes and related guarantees have not been registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.

The press release relating to the notes offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Also on September 17, 2013, the Company issued a press release announcing that Nexstar Broadcasting and Mission commenced the cash tender offer and consent solicitation with respect to the outstanding 2017 Notes. The press release relating to the tender offer and consent solicitation is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the federal securities laws and is intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” generally can be identified by the use of the forward-looking terminology such as “assumptions,” “target,” “guidance,” “outlook,” “plans,” “projection,” “may,” “will,” “would,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “potential,” “continue,” (or the negative of other derivatives of each of these terms) or similar terminology. The “forward-looking statements” include, without limitation, statements regarding our acquisition of television stations from Citadel Communications, L.P. and Stainless Broadcasting, L.P. and Nexstar Broadcasting’s issuance of the notes and the entry into an amendment to its senior secured bank facilities. These statements are based on management’s estimates and assumptions with respect to future events, which include uncertainty as to our ability to consummate the offering of the notes, failure to realize the anticipated benefits of the acquisition of television stations from Citadel Communications, L.P. and Stainless Broadcasting, L.P., including as a result of a delay in completing such acquisitions or a delay or difficulty in integrating such assets, the expected amount and timing of cost savings and operating synergies, current capital and debt market conditions, the Company’s ability to obtain new debt financing on acceptable terms, the anticipated terms of the notes, and the anticipated use of proceeds from the proposed offering, which estimates are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those projected as a result of certain factors. A discussion of factors that could cause actual results to vary is included in the Company’s Annual Report on Form 10-K, as amended, and other periodic reports filed with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release of Nexstar Broadcasting Group, Inc. dated September 17, 2013 relating to the notes offering.

99.2	Press Release of Nexstar Broadcasting Group, Inc. dated September 17, 2013 relating to the tender offer and consent solicitation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEXSTAR BROADCASTING GROUP, INC.

Dated: September 17, 2013

	By:	/s/ Thomas E. Carter
	Name:	Thomas E. Carter
	Title:	Executive Vice President Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Nexstar Broadcasting Group, Inc. dated September 17, 2013 relating to the notes offering.

99.2	Press Release of Nexstar Broadcasting Group, Inc. dated September 17, 2013 relating to the tender offer and consent solicitation.